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                                                                  Exhibit 10-BD

                         EMPLOYMENT AGREEMENT AMENDMENT

     This Amendment, dated as of the 17th day of January, 1996, is made to the Employment Agreement (the "Agreement") dated the 15th day of March, 1995, by and between OLIVER G. RICHARD, III (the "Executive") and THE COLUMBIA GAS SYSTEM, INC. (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Executive entered into the Agreement to secure the services of the Executive as the Company's Chairman, Chief Executive Officer and President; and WHEREAS, the Company and the Executive wish to amend the Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree, as follows:

     1. The following provision shall be added to Section 2 of the Agreement as a new paragraph (e):

     "(e) Restricted Stock.

          (i) Subject to receipt of shareholder approval at the Company's 1996 Annual Meeting and any necessary regulatory approval, the Company shall issue to the Executive shares of Company Common Stock subject to forfeiture as described in this paragraph (e) (said shares to be issued under this paragraph (e) being called "Restricted Stock") under a long term incentive plan (the "LTIP") established by the Company.

          (ii) The Restricted Stock shall be issued within 10 business days after the later of the date of receipt of regulatory approval or shareholder approval.

          (iii) The number of shares of Restricted Stock to be issued to the Executive under this paragraph (e) shall equal the number (rounded up to the next whole share) determined by dividing $1,450,000 by the Pair Market Value (as defined in Section 2(d))of Company Common Stock on the last trading day prior to the date of issuance.

          (iv) The Restricted Stock shall be subject to the following vesting schedule (the "Vesting Schedule"):



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     Shares Released                    Date

     20%                           January 2, 1997
     25% of remaining              January 2, 1998
     1/3 of remaining              January 4, 1999
     50% of remaining              January 3, 2000
     100% of remaining             January 2, 2001

     The number of shares to be released shall be rounded up in each instance to the next whole share. (Shares of Restricted Stock released under this clause (iv) or clause (v) of this paragraph shall no longer be considered Restricted Stock for purposes of this Agreement.)

     (v) If the Executive's employment with the Company is terminated for any reason set forth in paragraph (a), (b),
     (c), (d) or (e) of Section 7 of this Agreement, the remaining shares of Restricted Stock shall be released on the actual date of employment termination.

     (vi) If the executive's employment in terminated for any reason other than as specified in clause (v) of this paragraph, the Executive shall forfeit all remaining shares of Restricted Stock.

     (vii) The Executive may not sell, pledge, assign or transfer the shares of Restricted Stock. However, the Executive shall receive all dividends as declared on Restricted Stock and may exercise voting and other rights of stock ownership of the Restricted Stock.

     (viii) If necessary regulatory or shareholder approval is not obtained, as aforesaid, in lieu of issuance of Restricted Stock the Executive shall be entitled to a bonus, to be determined and paid as follows:

          The bonus first shall be calculated by
          determining the number of shares which would have been issued as Restricted Stock in clause (iii) of this paragraph (the date of determination of the Fair Market Value of Company Common Stock being the first trading day following the earlier of the date of regulatory or shareholder action constituting disapproval of the LTIP). On each date specified in the Vesting Schedule on which the Executive is still employed by the Company, the Executive shall be paid a bonus equal to the number of shares which would have been released on such date multiplied by the average of the Fair Market Value of




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          Company Common Stock on the last five trading
          days of the preceding calendar year. In
          addition, if the Executive's employment is terminated for any reason set forth in paragraph (a), (b), (c), (d) or (e) of
          Section 7 of this Agreement, the Company shall pay to the Executive as promptly as possible after said termination a bonus equal to an amount determined by multiplying the combined remaining number of shares to be released in the Vesting Schedule (assuming the release of shares in lieu of which the Executive received a bonus under this clause
          (viii)) by the Fair Market Value of the
          Company Common Stock on the last trading date prior to the date of termination."

     2. Paragraph 2(d) of the Agreement shall be amended by deleting the last sentence thereof and adding the following provision:

     "In the event that thirty days after the Company's discharge from bankruptcy ("Day 30") the Company is unable to grant such option" under any Company stock option plan, such options shall be granted with an exercise price equal to the "Fair Market Value," as defined herein, of the Company stock on the date of grant under a stock option plan adopted by the Board of Directors and receiving all necessary shareholder and regulatory approvals, and, at the time when such stock options can be granted, the Executive shall receive a cash payment equal to the excess, if any, of the aggregate exercise price of such stock options as granted, over the Fair Market Value of 100,000 shares of the Company's Common Stock on Day 30. If required regulatory or shareholder approval is not obtained for the issuance of the options (or the underlying stock), in lieu of issuance of the options, the Executive shall be entitled to a bonus to be determined and paid as follows:

          (i) on the first anniversary of the date the Company is discharged from bankruptcy, if the Executive is employed by the Company on such date, a bonus shall be paid equal to the amount, if a positive number, determined by multiplying 50,000 times (x) the Fair Market Value of the Company's Common Stock on such first anniversary date less (y) said Fair Market Value on Day 30;



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          (ii) on the second anniversary of the date the Company
          is discharged from bankruptcy, if the Executive is employed by the Company on such date, a bonus shall be paid equal to the amount, if a positive number, determined by multiplying 50,000 times (x) the Fair Market Value of the Company's Common Stock on such second anniversary date less (y) said Fair Market Value on Day 30.

     Fair Market Value, as used in this Agreement, on any date shall be the average of the high and low sales prices on the New York Stock Exchange for such date.

     3. It is mutually agreed that the Agreement shall be and remain in full force and effect except only as the same is specifically modified hereby. All covenants, terms, obligations and conditions of the Agreement, not changed by this Amendment, are hereby ratified and confirmed.

     4. All the provisions of the Agreement not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first set forth above.


                            THE COLUMBIA GAS SYSTEM, INC.

                            By:     /s/ James R. Thomas II
                               ----------------------------------
                               Chairman of Compensation Committee

[Corporate Seal]

Attested:

 /s/ Carolyn M. Afsher
----------------------


                                  /s/ Oliver G. Richard III
                            -------------------------------------
                            OLIVER G. RICHARD, III